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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-54718, 333-86237, 333-64271, 333-14595,
333-45273, 333-72461, 333-30462, 333-72668, 333-82392, 333-19855, 333-36541,
333-1822, and 333-96769) and Form S-8 (Nos. 333-11923, 333-82479, 333-76400,
333-76398) of Sun Communities, Inc. of our report dated March 12, 2003 except for Note 3 as to which the date is March 12, 2004 relating to the financial statements as of December 31, 2002 and each of the two years in the period ended December 31, 2002, which is incorporated in this Annual Report on Form 10-K/A.

/S/ PricewaterhouseCoopers LLP

Detroit, Michigan
February 21, 2005